Independent auditors' consent
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The board and shareholders
Strategist Income Fund, Inc.:
            Strategist Government Income Fund
            Strategist High Yield Fund
            Strategist Quality Income Fund


The board of trustees and unitholders
Income Trust:
            Government Income Portfolio
            High Yield Portfolio
            Quality Income Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.




/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
Minneapolis, Minnesota
July 29, 1998